EXHIBIT 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 19, 2008 (this “Agreement”), is among Biovest International, Inc., a Delaware corporation (the “Company” or the “Debtor”) and the holders of the Company’s 15% Secured Convertible Debentures due March 31, 2010 in the original aggregate principal amount not to exceed $5,000,000 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, the Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, a security interest in the Collateral as hereinafter defined of such Debtor to secure the prompt payment, performance and discharge in full of, among other obligations, all of the Company’s obligations under the Debentures; and

WHEREAS, neither this Security Agreement nor the grant of a security interest hereunder shall be deemed to amend, modify, supplement, supercede and/or recharacterize any security interest and/or lien previously granted by the Company under other documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code of the State of New York (“UCC”) (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” shall mean all of Debtor’s right, title and interest in and to all of Debtor’s personal property and tangible and intangible property (in each case, wherever located and whether now owned or hereafter made, developed or acquired by Debtor): (a) all equipment, computer hardware, machinery, furniture, fixtures, vehicles, trucks, cars, and tangible personal property of Debtor, and all accessions and attachments to or relating to any of the foregoing; (b) all books, records, computer software and other property relating to or referring to any of the foregoing; (c) all trademarks, trademark applications, patent applications, copyrights, copyright applications, patents, trade secrets, know-how, trade names, trade styles, service marks, all other Intellectual Property (as herein defined) rights, all rights associated with the foregoing, and goodwill;

(d) all other property of the Debtor; (e) all guaranties or other agreements securing or relating to any of the items referred to in subparagraphs (a)-(d) above, or acquired for the purpose of securing and enforcing any of such items; (f) all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease or license by Debtor of its property; (g) all cash, cash equivalents, deposit accounts, inventory, goods, commercial tort claims, supporting obligations, investment property, letter of credit rights; (h) additions, accessions and substitutions to any of the foregoing; and (i) all proceeds and products of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or owing to, of the Debtor to the Secured Parties under this Agreement, the Debentures, the Securities Purchase Agreement and all other documents, instruments and agreements entered into in connection with the transactions as contemplated hereby and thereby, as same maybe extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of and interest on the Debentures; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement or the Debentures; and (iii) all amounts (including but not limited to post-petition interest, fees, costs and charges) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(d) “Organizational Documents” means with respect to the Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(e) “Securities Purchase Agreement” means the agreement entered into on the date hereof between the Company and the holders of the Debentures contemplated hereby.

(f) “UCC” means the Uniform Commercial Code of the State of New York and/or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The Security Interest is, by virtue of the Subordination Agreement entered into by Accentia Biopharmaceuticals, Inc on the date hereof (as the same may be amended, modified and/or supplemented from time to time), senior in priority to the security interest granted by the Company to Accentia Biopharmaceuticals, Inc. The Security Interest and lien granted hereby is subordinate to the first priority security interests listed in Exhibit A or Exhibit B hereto (“Existing Priority Liens”) and is subject to the terms of that certain Subordination Agreement (as amended, modified, supplemented and/or restated from time to time) by and among the Secured Parties and the Senior Lenders (as defined therein). Nothing herein shall be deemed to amend, modify, supplement, supercede and/or recharacterize in any manner whatsoever the security interests and liens previously granted by the Company under other security agreements with the secured parties identified on Exhibit A all of which security agreements remain in full force and effect in accordance with their terms. The rights and interest of each of the Holders of the Debentures in the Security Interest and lien created hereby shall be pari passu.

3. [Reserved]

4. Representations, Warranties, Covenants and Agreements of the Debtors. Debtor represents and warrants to, and covenants and agrees with the Secured Parties as follows:

(a) The Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by the Debtor. This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against Debtor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtor has no place of business or office where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

Except for liens set forth on Exhibit A and Exhibit B attached hereto, the Debtor is the sole owner of the Collateral free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interests.

(c) No written claim has been received by the Debtor that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d) The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and the Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States).

(e) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.

(f) The Debtor hereby authorizes the Secured Parties to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(g) The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which collateral is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of Debtor) necessary for Debtor to enter into and perform its obligations hereunder have been obtained.

(h) Debtor will not transfer, pledge, hypothecate, encumber, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties. Notwithstanding the foregoing, Debtor shall be entitled to conduct business in the normal course, including using cash and cash equivalents and entering into business relationships and agreements, including but not limited to license and marketing agreements relating to products and commercialization. Additionally, notwithstanding the foregoing, Debtor shall be entitled to incur indebtedness in an amount not to exceed the New Indebtedness Threshold (as defined herein) secured by new liens senior in priority to the liens created hereby in the Collateral (“New Priority Liens”). The term “New Indebtedness Threshold” shall mean an amount equal to the difference between: (a) the amount of the obligations secured by the Existing Priority Liens (at any time, the “Existing Priority Obligations”) as of the date hereof and (b) the amount of the Existing Priority Obligations as of the date on which such new indebtedness is incurred. Secured Parties hereby acknowledge and agree that the Security Interest in the Collateral granted to Secured Parties hereby shall be subordinated to any New Priority Liens, but only to the extent of the New Indebtedness Threshold. Notwithstanding the forgoing, any such new liens will require the consent of the holders of any continuing Existing Priority Liens in accordance with the security agreements pursuant to which the Company granted the Existing Priority Liens and all documents, instruments and agreements executed in connection therewith.

(i) Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(j) Debtor shall maintain with financially sound and reputable insurers, such insurance as is customarily maintained with respect to the Collateral and such other coverage as the Secured Parties shall reasonably require, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. In the event debtor fails to obtain insurance as required hereby, the Secured Parties may obtain such insurance and the cost thereof shall be promptly reimbursed to the Secured Parties and shall constitute Obligations. Secured Parties shall be named as additional insureds and lender loss payees under each such insurance policy.

(k) Debtor shall promptly execute and deliver to the Secured Parties such further security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time reasonably request to protect, preserve and/or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Debtor’s Intellectual Property.

(l) Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, provided that no such prior notice shall be required in the event any Secured Party believes such access is required to preserve or protect the Collateral or at any time following the occurrence of an Event of Default and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time.

(m) Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(n) Debtor shall promptly notify the Secured Parties in sufficient detail upon receiving notice of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially adversely affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(o) Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing under the laws of the state of its organization and any rights and franchises material to its business.

(p) Debtor will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change.

(q) Debtor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the prior written consent of the Secured Parties which consent shall not be unreasonably withheld, delayed or denied.

5. [Omitted].

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b) Any representation or warranty of Debtor in this Agreement and/or any document, instrument or agreement entered into in connection with the transaction contemplated hereby (collectively the “Documents”) shall prove to have been incorrect in any material respect when made; or

(c) The failure by Debtor to observe or perform any of its obligations hereunder for five (5) business days following the occurrence thereof.

7. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Debentures and the other Documents, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties, shall have the following rights and powers:

(i) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Secured Parties, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Parties shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Secured Parties, to exercise in such Secured Parties’ discretion all voting rights pertaining thereto.

(iii) The Secured Parties shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral (except with respect to any license, subject to the terms of such license), at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such commercially reasonable terms and conditions, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Debtor or right of redemption of Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties, may, unless prohibited by applicable law which cannot be waived, or by the applicable license or agreement, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Debtor, which are hereby waived and released.

(iv) The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Parties, may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties, or its designee.

(vi) The Secured Parties may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Intellectual Property.

(b) The Secured Parties shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sell any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Partie’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

8. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

9. Costs and Expenses. Debtor agrees to pay all lien or judgement out-of-pocket fees, costs and expenses reasonably incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. Until so paid, all fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

10. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any other Documents, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a

Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all principal, interest, expenses and fees under the Debentures and all other Documents have been indefeasibly paid in full.

12. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

13. Miscellaneous.

(a) Notwithstanding anything to the contrary in this Agreement, the right of the Secured Parties, upon default, to effect any sublicense or assignment of any license is subject to the terms of such license. Nothing in this Agreement creates or permits any assignment of any “intent-to-use” trademark application. This agreement constitutes a Security Interest and lien in the Collateral and shall not be construed as a current assignment of ownership.

(b) No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures or other Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(d) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the transactions contemplated by the Debentures and other Documents and supersede all prior agreements and understandings, oral or written, solely with respect to such transactions, which the parties acknowledge have been merged into this Agreement, the other Documents and the exhibits and schedules hereto and thereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtor and the Secured Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Parties. Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound or by law is otherwise bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(h) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Debentures and the other Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York. Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise.

(l) The provisions of this Agreement may be amended, or the provisions hereof waived, with the prior written consent of the Debtor and the Secured Parties holding 51% or more of the aggregate principal amount of all Debentures then outstanding.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:
Name:	Steven Arikian, M.D.
Title:	Chairman and CEO
Facsimile No. for delivery of Notices: 813-258-6912

[SIGNATURE PAGE OF SECURED PARTIES]

Name of Investing Entity:

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

SCHEDULE A

Principal Place of Business of Debtors:

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Locations Where Collateral is Located or Stored:

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

8500 Evergreen Blvd NW

Minneapolis, Minnesota 55433

1701 B Macklind Avenue

St. Louis, Missouri 63110

EXHIBIT A

TO

SECURITY AGREEMENT

EXISTING PRIORITY LIENS

All of the Company’s assets are subject to first priority, perfected security interests in favor of LV Administrative Services, Inc., as agent (“Agent”), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens US”), Valens Offshore SPV II, Corp. (“Valens Offshore”; and together with Agent, Laurus, Valens US and their respective successors, assigns and transferees, collectively the “Senior Creditors”) and certain affiliates, successors and assigns of the Senior Creditors from time to time by virtue of each of the following: (i) that certain Master Security Agreement dated as of March 31, 2006 between Laurus and the Company; (ii) that certain Intellectual Property Security Agreement dated as of March 31, 2006 between Laurus and the Company; (iii) that certain Master Security Agreement dated as of October 30, 2007 between Agent and the Company; (iv) that certain Master Security Agreement dated as of December 10, 2007 among Agent, the Company and certain subsidiaries of the Company; (v) that certain Reaffirmation and Ratification Agreement dated as of May 30, 2008 among Agent, Valens US, Valens Offshore, the Company and certain Subsidiaries of the Company; (vi) each UCC-1 financing statement filed by any of the Senior Creditors or any affiliate, successor and/or assign of any Senior Creditor against the Company, as Debtor, from time to time; and (vii) all other security agreements, mortgages or other documents and/or agreements creating any security interest or lien in favor of any Senior Creditor or any affiliate, successor and/or assign of any Senior Creditor. For the avoidance of doubt, any security interest created by this Security Agreement and any UCC-1 financing statement filed in connection with this Security Agreement in favor of any of the Senior Creditors shall not be an “Existing Priority Lien” as such term is defined in the Security Agreement.

EXHIBIT B

TO

SECURITY AGREEMENT

SECURITY INTERESTS AND LIENS PREVIOUSLY GRANTED

All of the Company’s assets are subject to a perfected security interest in favor of Accentia Biopharmaceuticals, Inc. (“Accentia”), its successors, assigns and transferees by virtue of (i) a General Security Agreement dated August 17, 2004 between Accentia and the Company, (ii) each UCC financing statement filed by Accentia, its successors, assigns and tranferees, from time to time and (iii) all other security agreements, mortgages or other documents and/or agreements creating any security interest or lien in favor of Accentia or any affiliates, successors or assigns of Accentia.

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